Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment” or this “Amendment”) by and between DCI 1001 MINNEAPOLIS VENTURE, LLC, a Delaware limited liability company (“Landlord”), and SELECT COMFORT CORPORATION, a Minnesota corporation (“Tenant”), is executed as of this 1st day of June, 2017 (the “First Amendment Effective Date”).

WITNESSETH

WHEREAS, Landlord and Tenant have entered into that certain Lease dated as of October 21, 2016 (the “Lease”) for space in the building commonly known as 1001 3rd Avenue South, Minneapolis, Minnesota 55404 (the “Building”); and,

WHEREAS, the Landlord and the Tenant have agreed to further amend the Lease as more particularly set forth in this First Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree to amend and modify the Lease as follows:

1.	DEFINED TERMS. Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meanings assigned to such terms in the Lease.

2.	PREMISES. Section 1.1 (n) is hereby replaced with:

(n)	Premises shall mean the areas of the Building, as outlined on the floor plan of the Building which is attached as Exhibit “B-1” to this Lease of approximately 238,415 Rentable Square Feet.

Further, Exhibit B-1 of the Lease is replaced with Exhibit B-1 of this First Amendment.

Further, the Allowance (as defined in Exhibit “E”) shall apply to the newly stated Rentable Sqaure Feet figure listed above. Additionally, there are no changes to Exhibit “E” and all of the statements and provisions provided therein remain in full force and effect.

3.	RENTABLE SQUARE FEET. Section 1.1 (r) is hereby replaced with:

(r)
Rentable Square Feet shall mean the Usable Square Feet within the Premises, together with an additional amount representing a portion of the Common Areas, Service Areas and other non-tenant space on floors one (1) through six (6) in the Building. For purposes of this Lease, the parties have agreed that the Premises shall be deemed to consist of 238,415 Rentable Square Feet on floors one, two, three, and four and that floors one (1) through six (6) of the Building shall be deemed to consist of 327,844 Rentable Square Feet. However, both Landlord and Tenant acknowledge that neither of these figures was calculated by measuring the

Common Areas, Service Areas and other non-tenant spaces in the Building and that neither Landlord nor Tenant shall have a right to demand re-measurement or recalculation of the Rentable Square Feet applicable to the Premises or the Building.

4.	TENANT’S PROPORTIONATE SHARE. Section 1.1 (v) of the Lease is hereby replaced with:

(v)    Tenant's Proportionate Share shall mean a fraction, the numerator of which is the number of Rentable Square Feet within the Premises, and the denominator of which is the number of Rentable Square Feet on floors one (1) through six (6) of the Building. Accordingly, the parties acknowledge and agree that Tenant's Proportionate Share under this Lease is 72.7220 percent, as confirmed in Exhibit B-2.

Further, Exhibit B-2 of the Lease is replaced with Exhibit B-2 of this First Amendment.

Additionally, for the sake of clarity, Tenant’s Proportionate Share shall be increased 1.5640 percent to account for additional common areas for which tenant agreed to pay the Tenant Proportionate Share under Exhibit D (1) (c) of the Lease, making the total Tenant Proportionate Share 74.2860 percent, as confirmed in Exhibit B-2.

5.	BASE RENT. Section 1.1 (b) is hereby replaced with the following:

6.    PROJECTED DELIVERY DATE. Section 1.1 (p) (i) is hereby deleted from the lease.

Exhibit 10.1

Additionally, Tenant agrees that as of the date of this Amendment, there has been no Landlord Delay under Section 7 of Exhibit E.

7.
FOOD SERVICE OPERATION. Landlord and Tenant hereby agree that Tenant will directly contract for a food service vendor to operate within the food service common area on Floor 5. Tenant shall be responsible for any and all costs, and may receive any incentives or income, generated from the operation of the food service business. Notwithstanding the foregoing, Landlord shall remain responsible for delivering the food service common area on Floor 5 in accordance with all applicable federal, state and local codes, including, but not limited to the Americans with Disabilities Act (“ADA”) as part of Improvements and under the Tenant Improvement Allowance (including the $1,100,000 additional contribution by Landlord). Landlord shall review and approve any food service operation contracts prior to execution by Tenant; such approval shall not be unreasonably withheld or delayed. However, food services vendor must meet insurance requirements, and other risk criteria, as required by Landlord or Landlord’s insurance company from time to time. Tenant further agrees that the food service area will be available to any other tenants of the Building and that the food service operation will operate normal business hours for a Downtown Minneapolis class-A office building, but not less than 7:30am-1:30pm (with break for lunch changeover) on regularly scheduled business days.

8.
EFFECT OF AMENDMENT. Except as expressly amended by the provisions hereof, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties; and all provisions and covenants in the Lease shall remain in full force and effect as stated therein, except to the extent specifically modified by the provisions of this First Amendment. This First Amendment and the Lease shall be construed as one instrument.

9.
SEVERABILITY OF PROVISIONS. A determination that any provision of this First Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof, and any determination that the application of any provision of this First Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

10.
COUNTERPARTS. This First Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

11.	GOVERNING LAW. The terms and conditions of this First Amendment shall be governed by the applicable laws of the State of Minnesota.

12.
INTERPRETATION. Within this First Amendment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered

Exhibit 10.1

in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this First Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this First Amendment or any exhibits or amendments hereto.

13.	SUCCESSORS AND ASSIGNS. The terms and conditions of this First Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

14.	TIME OF ESSENCE. Landlord and Tenant agree that time is of the essence of this First Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

L A N D L O R D:

DCI 1001 Minneapolis Venture LLC,
a Delaware limited liability company

By:     / s / Spencer E. Mullee
Spencer E. Mullee
Chief Operating Officer
Date of Execution: 6-22-17

T E N A N T:

SELECT COMFORT CORPORATION

By:      / s / David F. Callen
Name: David F. Callen
Title: Chief Financial Officer
Date of Execution: 6-22-17

Exhibit 10.1

EXHIBIT B-1

To First Amendment to Lease Agreement

PREMISES

1001 THIRD AVENUE SOUTH
2014-004-00

1 LEVEL 01

2 LEVEL 02

4 LEVEL 04 ACCESS FLOOR

3 LEVEL 03 ACCESS FLOOR

5 LEVEL 05

MAY 20, 2017
1/32" = 1'-0"

Exhibit 10.1

EXHIBIT B-2

To First Amendment to Lease Agreement

TENANT’S PROPORTIONATE SHARE

1001 3rd Avenue South
R/U Calculation

Select Comfort	USF	R/U	RSF	Pro Share	Office	Data Ctr	Support
Level 1	35,483	16%	41,160	12.5547%	41,160	0	0
Level 1	4,245	16%	4,924	1.5019%	4,924	0	0
Level 2	81,252	10%	89,377	27.2620%	89,377	0	0
Level 3	69,677	10%	76,645	23.3785%	76,645	0	0
Level 4 (A)	**11,331**	**16%**	**13,144**	**4.0092%**	**13,144**	**0**	**0**
Level 4 (B)	**11,349**	**16%**	**13,165**	**4.0156%**	**13,165**	**0**	**0**
TOTAL:	**213,337**	**11.755%**	**238,415**	**72.722%**	**238,415**	**0**	**0**

Other Tenant Areas (Non-Select Comfort Premises)

Level 1 (G)	1,504	16%	1,745	0.5323%	0	0	1,745
Level 4 (C/D/E)	34,770	16%	40,333	12.3025%	0	40,333	0
Level 5 (F)	36,637	10%	40,301	12.2927%	0	40,301	0
TOTAL	72,911	**12.986%**	82,379	**25.128%**	0	80,634	1,745

Additional Common Areas (ACA) Where Rent And Opex Included In CAM:

Mgmt Office	690	16%	800	0.2441%	0	0	800
Food Service	3,077	16%	3,569	1.0887%	0	0	3,569
Lobby Area	2,311	16%	2,681	0.8177%	0	0	2,681
TOTAL	6,078	**16.000%**	7,050	**2.151%**	0	0	7,050

Total All Areas

Total	**292,326**	**12.150%**	**327,844**	**100.000%**	**238,415**	**80,634**	**8,795**

PREMISES	
	RSF
Lease	210,819
Amendment	27,596
TOTAL	238,415

Proportional Share of Premises:

72.722%

Proportional Share of ACA:

(72.722% x 2.151% =)

1.564%

TOTAL PROPORTIONAL SHARE: **74.286%**